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                                                                    EXHIBIT 5.12


                            [Venable LLP letterhead]




                               September 25, 2003

Moore North America Finance, Inc.
Moore Holdings U.S.A. Inc.
FRDK Inc.
G2.com Inc.
c/o Moore Wallace Incorporated
1200 Lakeside Drive
Bannockburn, Illinois 60015-1243

                           Re: Presstar Printing Corporation
                               Guarantee of Notes
                               ------------------------------

Ladies and Gentlemen:

                  We have served as Maryland counsel to Presstar Printing Corporation, a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the guarantee by the Company of an aggregate principal amount of $403,000,000 of 7-7/8% Notes Due 2011 (the "Notes"), issued or to be issued by Moore North America Finance, Inc., a Delaware corporation ("Finance, Inc."), in exchange for similar notes previously issued by Finance, Inc. (the "Previous Notes"). The Notes are covered by a registration statement on Form S-4 (the "Registration Statement"), filed by Finance, Inc., the Company and others with the Securities and Exchange Commission under the Securities Act of 1933, as amended. (the "1933 Act") This firm did not participate in the drafting or negotiation of the Guaranty (as hereinafter defined).

                  In connection with our representation of the Company and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

                  1. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

                  2. The Bylaws of the Company (the "Bylaws"), certified as of a recent date by an officer of the Company;

                  3. Resolutions adopted by the sole director of the Company by written consent, dated May 15, 2003, authorizing (a) the guarantee by the Company of the Notes, (b) the execution, delivery and performance of the Guaranty (as hereinafter defined) and (c) the


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Moore North America Finance, Inc., et al.
September 25, 2003
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execution, performance and delivery of a Second Supplemental Indenture (as hereinafter defined), certified as of a recent date by an officer of the Company;

                  4. The Indenture, dated as of March 14, 2003 (the "Indenture"), between Finance, Inc. and Bank One, N.A., as Trustee, as amended and supplemented by the Supplemental Indenture, dated as of May 15, 2003 (the "Supplemental Indenture"), among Finance, Inc., Bank One, N.A., as Trustee, the Company and the other guarantors party thereto certified as of a recent date by an officer of the Company;

                  5. The Second Supplemental Indenture, dated as of September 18, 2003 (the "Second Supplemental Indenture"), among Finance, Inc., Bank One, N.A., as Trustee, the Company and the other guarantors party thereto, certified as of a recent date by an officer of the Company;

                  6. The form of the Notes, attached to the Indenture as Exhibit A, certified as of a recent date by an officer of the Company;

                  7. The Guaranty of the Notes by the Company, dated as of September 18, 2003 (the "Guaranty"), certified as of a recent date by an officer of the Company;

                  8. The Registration Statement, certified as of a recent date by an officer of the Company;

                  9. A certificate as of a recent date of the SDAT as to the good standing of the Company;

                  10. A certificate executed by an officer of the Company, dated as of the date hereof; and

                  11. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

                  In expressing the opinion set forth below, we have assumed the following:

                  1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

                  2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.
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Moore North America Finance, Inc., et al.
September 25, 2003
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                  3.       Each of the parties (other than the Company)
executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

                  4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

                  5. The Indenture, the Supplemental Indenture, the Previous Notes and the Notes have each been duly executed and delivered by the Company, and each constitutes the valid and legally binding obligation of the Company, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

                  1. The Company is a corporation, duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

                  2. The execution, delivery and performance of the Guaranty by the Company have been duly authorized.

                  3. The execution, delivery and performance of the Guaranty by the Company will not result in any breach or violation of, or conflict with, any Maryland statute, rule or regulation or the Charter or Bylaws.

                  4. No consent, approval or authorization of any Maryland governmental authority is required in connection with the execution, delivery or performance of the Guaranty by the Company.

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Moore North America Finance, Inc., et al.
September 25, 2003
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                  The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of or compliance with any federal or state securities laws, including the securities laws of Maryland, or as to federal or state laws regarding fraudulent transfers. Our opinion expressed in paragraphs 3 and 4 above is based upon our consideration of only those Maryland statutes, rules or regulations, if any, and only those consents, approvals or authorizations of any Maryland governmental authority, if any, which, in our experience, are normally applicable to transactions of the type contemplated by the Guaranty. We note that the Indenture, the Supplemental Indenture, the Second Supplemental Indenture and the Guaranty each provide that they are governed by the laws of the State of New York. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

                  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

                  This opinion is being furnished to you solely for submission to the Securities and Exchange Commission as an exhibit to the Registration Statement.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein in the section entitled "Validity of the Exchange Notes" in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                Very truly yours,


                                Venable LLP